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                                                                  Exhibit (2)(b)

                            CERTIFICATE OF AMENDMENT
                                       TO
                                     BY-LAWS
                                       OF
                       MITCHELL HUTCHINS LIR MONEY SERIES

         The undersigned, being Vice President and Secretary of Brinson Money Series ("Trust"), hereby certifies that the Trustees of the Trust duly adopted resolutions which amended the By-Laws of the Trust dated April 29, 1998 (the "By-Laws") in the manner provided in the By-Laws, at meetings held on May 9, 2001 and September 20, 2001, as follows:


         1.       Trust Name

                  The By-Laws dated April 29, 1998 were amended to reflect the change in the name of the Trust from "Mitchell Hutchins LIR Money Series" to "Brinson Money Series"


         2.       Retirement Policy

                  Article II, Section 3 of the By-Laws was deleted in its entirety and replaced by the following:

         "Section 3. Retirement of Trustees. Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust."





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Dated: December 19, 2001
                                            By: /s/ Amy R. Doberman
                                                ---------------------
                                            Name: Amy R. Doberman
                                            Title: Vice President and Secretary


New York, New York (ss)

On this 19th day of December, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                 /s/ Victoria Drake
                                                 -------------------
                                                 Notary Public